LIMITED POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby constitutes and appoints Jon A. Dobson of Houston, Texas, and failing him, any of Emily Strait of Houston, Texas, or Christine R. Johnston, Jane M. Brindle, Lisa M. Grams, Meghan A. Lindsay, Tara E. Shaw, or Avery C. Smith, each of Calgary, Alberta, or either of them acting singly and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

1. execute for and on behalf of the undersigned a Form ID (including amendments thereto), or any other forms prescribed by the U.S. Securities and Exchange Commission (the "SEC"), that may be necessary to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of the forms referenced in clause (2) below;
2. execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of TC PipeLines GP, Inc., the general partner of TC PipeLines, LP (the "Partnership"), any (a) Form 3, Form 4, Form 5 (and any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (b) Form 144 (including amendments thereto), and (c) Schedule 13D and Schedule 13G (including amendments thereto) in accordance with Sections 13(d) and 13(g) of the Exchange Act;

3. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID, Form 3, Form 4 or Form 5, Form 144, Schedule 13D or Schedule 13G (including any amendments thereto), and timely file such form with the SEC and any securities exchange or similar authority or any other documents necessary or appropriate to enable the undersigned to file the forms electronically with the SEC; and
4. seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Partnership's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to each of the undersigned's attorneys-in-fact appointed by this Limited Power of Attorney and approves and ratifies any such release of information; and
5. take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or for, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform all and every act requisite, necessary or proper to be done in the exercise of any of the rights and powers granted herein, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers granted herein. The undersigned acknowledges that the attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming (nor is the Partnership assuming) any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

The undersigned agrees that the attorney-in-fact may rely entirely on information furnished orally or in writing by or at the direction of the undersigned to the attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the Partnership and the attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omissions of necessary facts in the information provided by or at the direction of the undersigned, or upon the lack of timeliness in the delivery of information by or at the direction of the undersigned, to the attorney-in fact for purposes of executing, acknowledging, delivering or filing a Form ID, Form 3, Form 4, Form 5, Form 144, Schedule 13D or Schedule 13G (including amendments thereto) and agrees to reimburse the partnership and the attorney-in-fact on demand for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form ID, Form 3, Form 4, Form 5, Form 144, Schedule 13D and Schedule 13G (including amendments thereto) with respect to the undersigned's holdings of and transactions in securities issued by the Partnership, unless earlier revoked by the undersigned in a signed writing delivered to the attorney-in-fact. This Power of Attorney does not revoke any other power of attorney that the undersigned has previously granted.

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IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of this _23_ day of July, 2019.

Signed and acknowledged:
/s/ Alisa M Williams Signature
j SIGNED in the presence of: /s/ Cynthia Gonzales (Witness)	Alisa M Williams Printed Name